REPORT OF INDEPENDANT CERTIFIED PUBLIC ACCOUNTANTS



Candie's, Inc.
New York, New York


     We hereby consent to the incorporation by reference in the Registration Statements and the Prospectuses constituting a part of the Registration Statements ( Forms S- 3 nos. 033-62697 and 333-07659; and Forms S-8 nos. 333-27655; 333-49178; 333-68906 and 333-75658) of our report dated April 12,
2002, except for Note 14, which is April 23, 2002 relating to the consolidated financial statements and schedule of Candie's, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended January 31, 2002.


                                                 /s/ BDO Seidman, LLP
                                                ------------------------
                                                     BDO Seidman, LLP

New York, New York
April 30, 2002